Exhibit 10.1 Second Amendment to Employment Agreement between Citizens First
             Corporation and Mary D. Cohron dated as of August 17, 2006

                            SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, made and entered into as of this 17th day of August, 2006, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and MARY COHRON, an individual ("Cohron").
         WHEREAS, the parties hereto entered into that certain Employment Agreement dated January 1, 2005, and that certain First Amendment to Employment Agreement dated March 17, 2005; and
         WHEREAS, the parties desire to amend the Employment Agreement to alter the manner in which Cohron is compensated. NOW, THEREFORE, for and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this
Second Amendment to Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Cohron agree to amend the Employment Agreement between them dated January 1, 2005 as follows:
         Employer and Cohron hereby revoke Paragraph 5 of the Employment Agreement and replace this paragraph with the following language:
    5. Compensation. Cohron's salary shall be at the annualized rate established by Employer's Board of Directors, after recommendation to the Board of Directors by the Board of Directors Compensation Committee, at the commencement of each calendar year that the Employment Agreement is in effect and must be set forth in a resolution of the Board of Directors, duly adopted by the Board of Directors, and properly reflected in the minutes of the Board of Directors. Cohron shall not be
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present during deliberations or voting regarding her salary. Any purported agreement for additional compensation or for an adjustment in compensation which is not so evidenced by a written resolution of Employer's Board of Directors shall not be enforceable, and shall be of no force or effect whatsoever. Cohron's salary shall be paid in equal bi-weekly installments.
All other terms and conditions contained in the January 1, 2005 Employment Agreement and March 17, 2005 First Amendment to Employment Agreement remain unchanged and in full force and effect.
         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the day and year first above written.
                           CITIZENS FIRST CORPORATION

                                BY:/s/Sarah G. Grise
                                      -----------------
                                      Sarah G. Grise
                                      Secretary
                                      Citizens First Corporation
                                      Board of Directors

                                                    BY:

                                                    /s/ Mary Cohron
                                                        -----------
                                                        MARY COHRON
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